UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 11, 2014, BG Medicine, Inc. (the “Company”) issued a press release announcing that it had received written notice from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company had evidenced compliance with the $35 million market value of listed securities requirement. The Company had previously complied with all other requirements under the market value standard for continued listing on The NASDAQ Capital Market. Accordingly, the Company’s common stock will remain listed on The NASDAQ Capital Market and will continue to trade under the symbol “BGMD,” and the NASDAQ compliance matter has been closed.

NASDAQ’s determination follows the Company’s prior disclosure in a Current Report on Form 8-K, as filed on January 27, 2014, indicating that the NASDAQ Listing Qualifications Panel had granted the Company’s request for the transfer of its listing from The NASDAQ Global Market to The NASDAQ Capital Market, pursuant to an extension within which to evidence compliance with the requirements for continued listing on that market, particularly the $35 million market value of listed securities requirement, on or before April 15, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated March 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: March 12, 2014	/s/ Paul Sohmer, M.D.
Paul Sohmer, M.D. President and Chief Executive Officer